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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File No. 33-46488) of our report dated July 20, 2001 relating to the financial statements and financial highlights which appears in the May 31, 2001 Annual Report to the Shareholders of Performance Funds Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectuses and "Experts" and "Financial Statements" in the Statement of Additional Information.





Columbus, Ohio
September 27, 2001